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Exhibit 5.1

November 13, 2003

Nextel Partners, Inc.
4500 Carillon Point
Kirkland, Washington 98033

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-3 initially filed by Nextel Partners, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on October 30, 2003 (Registration No. 333- 110081), as amended by Amendment No. 1 filed on November 7, 2003 and Amendment No. 2 filed on November 13, 2003 (collectively the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of up to 10,000,000 shares of the Company's Class A common stock, par value $.001 per share ("Class A Common Stock"), being offered by the Company and 23,000,000 shares of Class A Common Stock being offered by certain of the Company's stockholders (the "Selling Stockholders"), and up to an additional 4,950,000 shares of Class A Common Stock that may be sold by certain of the Selling Stockholders upon exercise of the underwriters' over-allotment option (collectively, the "Shares"). The Shares are to be sold to the underwriters named in the Registration Statement for resale to the public.

        As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance and sale by the Company of the Shares being offered and sold by the Company.

        We are of the opinion that the Shares being offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

Very truly yours,
SUMMIT LAW GROUP a professional limited liability company

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  Exhibit 5.1